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EXHIBIT 10.4 - Miyazawa Employment Contract

                              EMPLOYMENT AGREEMENT

This Agreement is made and entered into by and between AJOL ("Employer") and Hiroko Miyazawa ("Employee") as follows.

1.       Purpose
         a. Employee engages in occupations which are set forth in Section 2 of this Agreement by direction of Employer and fulfills the duties responsibly as ordered by Employer. Employer shall pay a salary for the service.

2.       Occupation
         a. Employee will work as a director having duties in an employee's capacity whose core duties include in-house and external negotiations, procedure arrangements and supervision and direction for staff. Employee will engage in general business of AJOL such as sales, assisting sales, office duties, counting, production, distribution, operations and technology as directed by Employer.

3.       Work location
         a. Regular work location is in the Tokyo metropolitan and within Kanto prefectures.

4.       Work hours
         a.       Regular shift is from 8:00 am to 5:00 pm.
         b. Late shift is from 10:00 am to 7:00 pm or from 11:00am to 8:00pm
         c.       Evening shift is from 1:00 pm to 10:00 pm.
         d.       Holiday shift hour is from 9:00 am to 5:00 pm.
         e. Regular break is from 12:00 pm to 1:00 pm and from 3:00 pm to 3:20 pm in regular shift, from 6:00 to 6:40 in overtime work past 8:00pm, and from 3:00 pm to 3:20 pm and from 6:00 pm and 7:00 pm in evening shift.
         f.       Break in late shift is from 1:00 pm to 2:00 pm
         g. Break in night shift is from 4:00 pm to 5:00 pm and from 8:00 pm to 8:20pm.
         h. Break in holiday shift is from 12:00 pm to 1:00 pm and from 3:00 pm to 3:20 pm.
         i. Work hours and break time may change for overtime work as needed.
         j. Employer issues a request for extra duty at least the month before.

5.       Holidays
         a. Regular holidays are Saturdays, Sundays, national holidays, New Year holidays, and holidays which Employer sets forth.

         b.       However, Employer may request a holiday shift as needed.

         c. Employer will issue a request for holiday work or holiday shift at least 1 month before when Employer directs Employee to work on holidays.

         d. Employer assigns a substitute holiday in advance in case of directing holiday shift.

6.       Supervision of work hours


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         a.       Sign in and out should be self-supervision for a scope which doesn't affect business. Employee shall submit a designated form only for the case of work absence, and tardiness and leaving early more than half day. Arriving after 1:00 pm and leaving before 12:00 pm are considered as tardiness and leaving early of more than half day.

7.       Annual paid holidays
         a. Employee will receive 10 days paid vacation per year on the 1st day of the month after having worked at least 80% of the business days for three months since joining. One vacation day will be added after the 2nd year and two days will be added each year after 3 years 3 months of continued work. The maximum cumulative vacation accrual allowed is 20 days.
         b. Employee shall submit the designated form to the department manager and acquire an approval at least one day before Employee uses paid vacation. Employee shall submit a request to President by fax by 12:00 am of the day before in a case where the manager is not available. If Employee doesn't have access to fax machine, Employee must report to President by emailing to his cellular phone or leaving a message in his answering machine.
         c. Failure to properly submit the vacation request form will result in an absence day whereby Employee can't transfer such absence days to annual paid vacations.
         d. Annual paid vacations cannot be used during a week after holiday work indicated in Article 5, Item c. Holiday work may be changed to holiday shift and a substitute holiday will be assigned as day-off if there are any unavoidable reasons to get day-off.

8.       Job grade, class and salary
         a.       Job grade and class is S-41.
         b. Salary is paid monthly and the following amount will be paid for 25 hours extra duty a month and 5 hours night shift.
                     salary             368,980 yen
                  +  extra duty          71,196 yen
                  +  night shift          2,824 yen
                  =  montly salary      443,000 yen
         c. Extra duty request form for an applicable time must be issued at least the month before in order to receive extra duty and night shift benefits. If extra duty request form is not issued, the benefits above will not be paid
         d. Payroll closing date is every 15th and payment of salary from 16th of the previous month to 15th of the current month is made into the designated bank account every 25th of the month.
         e. Commuting allowances to the work location which is calculated by the shortest route AJOL approves will be paid to Employee, who uses public transportation such as train and bus. However, the maximum allowance amount should not exceed the nontaxable amount.
         f. For Employee's absence, the following amount per day will be deducted by the half day. Monthly salary x12 / (365-120)


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         g.       Holiday work benefit amount which is calculated by the
                  following method will be paid. Salary /annual predetermined work hours (163.3 hours) x1.25 xactual holiday work hours
                  1) Holiday work request or holiday shift request form must be issued to receive holiday work benefit or substitute holiday. If the form is not issued, Employee will not receive the holiday work benefits or substitute holidays.
                  2) Employee will receive holiday work benefit for 7 hours which is recognized as actual work hours by Employer if Employee engages in in-house occupation on holidays.
                  3) Employer will receive holiday work benefit for 5 hours which is recognized as actual work hours by Employer if Employee attends agent training, works for inventory taking, or collects news data.
                  4) Employee will receive holiday work benefit for 5 hours which is recognized as actual work hours by Employer if Employee attends important events such as an Acube event, business partner's event, and memorial service of employees and business partners as a representative of the company. Holiday work benefit will not be paid if events attended are not considered important.
                  5) Attending an in-house or outside training, business trip to oversea, exclusive in-house event, events of business partners, wedding reception of employees or business partners, and other related events are not considered important and not recognized as a holiday work or a holiday shift.
                  6) If business trip departure or arrival day falls into holiday, it is not considered important and not recognized as a holiday work or a holiday shift even if it is for traveling or preparation.
                  7) Even if M rank employees who should be responsible for absolute liability work on holidays, their primary work is directing and supervising, therefore they don't receive holiday work or holiday shift benefits.
         h.       Travel allowance will be paid as follows.
                  1) Employee shall submit a business trip request form at least one day before business trip and be self-proven to receive travel allowance unless the trip is an accidental event.
                  2)       Approved accommodation charge shall be 12,000 yen.
                  3)       Daily allowance shall be 6,000 yen per day.
                  4) In a cases Employee stays at an accommodation whose charge exceeds the approved accommodation charge, actual expenses will be paid only if Employee stays with President or the business partners.


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                  5)       Accommodation charges will be paid if Employee stays
                           the day before or after events for the convenience of traveling or preparation.

                  6) Daily allowance is paid when Employee attends Acube events or events held by business partners, memorial services of employees and business partners, and other important duties in Tokyo and the 3 neighboring prefectures.

                  7) Travel allowance will be paid but not daily allowance when Employee attends in-house and external training, in-house events, events held by business partners, wedding receptions of employees and business partners, and the duties pursue these events.

                  8) Daily allowance will be paid for the departure and arrival days if the duties on the business trip are important, but will not be paid during traveling and days for preparations.

                  9) However, daily allowance will be paid for the days if a day before events or two days after events fall into a holiday in Tokyo and 3 neighboring prefectures.
         i. Bonus which consists of one to three month of total monthly salary amount will be distributed biannually depending on the work ability rating, based on the company's results. However, in case there are unavoidable reasons such as the company results and other, Employer may change the payment day or stop the payment.
                  1) From April to September and from October to March will be subject to bonus payment term and bonus will be paid in December and July as a general rule.
                  2) Employee must be employed on a payment day in order to receive bonus.
                  3) If the employment term in the bonus subject term is less than 6 months, a prorated amount will be calculated.

9.       Service Discipline
         a. Employee shall work honestly according to Employer's direction and strictly observe the company rules, the other regulations and the service discipline on the pledge.

10.      Approval items by Employee
         a.       Employee accepts the approval items on the pledge.

11.      Indemnification for damage
         a. If Employee causes damage or loss of credibility to Employer by violating the company rules and the other regulations by a serious mistake or deliberatively, Employee must bear the responsibility for indemnifying the damage.

12.      Term
         a.       Agreement term is from July 1, 2003 to June 30, 2004.
         b. Employer will give a renewal or termination notice to Employee at least 30 days before the termination date.

13.      Termination

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         a.       Employer can terminate this Agreement by giving a notice if there are any significant reasons caused by Employee violating the company rules and the other regulations.
         b. Employer can terminate this Agreement by giving at least 30 days notice if there are particular unavoidable reasons.
         c. Employee can terminate this Agreement by giving 14 days notice to Employer based on 15th or the end of month being a termination date.